REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees of Eaton Vance Mutual
Funds Trust and Shareholders of Parametric
International Equity Fund (formerly, Eaton
Vance Parametric Structured International
Equity Fund):
In planning and performing our audit of the
financial statements of Parametric
International Equity Fund (formerly, Eaton
Vance Parametric Structured International
Equity Fund) (the "Fund") (one of the funds
constituting Eaton Vance Mutual Funds
Trust) as of and for the year ended January
31, 2014, in accordance with the standards
of the Public Company Accounting
Oversight Board (United States), we
considered the Fund's internal control over
financial reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for the
purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Fund's internal control
over financial reporting.  Accordingly, we
express no such opinion.
The management of the Fund is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A fund's internal control
over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A fund's internal
control over financial reporting includes
those policies and procedures that (1) pertain
to the maintenance of records that, in
reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the fund; (2) provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of financial
statements in accordance with generally
accepted accounting principles, and that
receipts and expenditures of the fund are
being made only in accordance with
authorizations of management of the fund
and trustees of the trust; and (3) provide
reasonable assurance regarding prevention
or timely detection of unauthorized
acquisition, use, or disposition of a fund's
assets that could have a material effect on
the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility
that a material misstatement of a fund's
annual or interim financial statements will
not be prevented or detected on a timely
basis.
Our consideration of the Fund's internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Fund's internal control
over financial reporting and its operation,
including controls for safeguarding
securities that we consider to be a material
weakness, as defined above, as of January
31, 2014.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance Mutual Funds
Trust and the Securities and Exchange
Commission and is not intended to be and
should not be used by anyone other than
these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 18, 2014